UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2014

Domino’s Pizza, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32242	38-2511577
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Frank Lloyd Wright Drive
Ann Arbor, Michigan	48105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Shareholders (“Annual Meeting”) of Domino’s Pizza, Inc. (the “Company”) was held on April 29, 2014. A total of 50,797,018 shares were present or represented by proxy at the Annual Meeting, representing 91.12% of all shares entitled to vote. Each proposal is described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 20, 2014, and the related vote results are listed below.

1. ELECTION OF DIRECTORS

Proposal one was the election of two nominees to serve as directors of the Company for terms of three years. The result of the vote was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Andrew B. Balson	32,257,325	14,321,642	4,218,051
Vernon “Bud” Hamilton	44,760,164	1,818,803	4,218,051

Pursuant to the foregoing votes, the two nominees listed above were elected to serve on the Company’s Board of Directors. There were no additional Director nominations brought before the Meeting.

2. ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal two was the advisory vote on the approval of the executive compensation of the named executive officers of Domino’s Pizza, Inc. The result of the vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
35,335,376	11,222,450	21,141	4,218,051

Pursuant to the foregoing votes, the executive compensation of the named executive officers of Domino’s Pizza, Inc. was approved in this non-binding advisory vote.

3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Proposal three was the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accountant for the current fiscal year. The result of the vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
48,449,186	2,335,264	12,568	—

Pursuant to the foregoing votes, the ratification of PricewaterhouseCoopers LLP as the independent registered public accountant for the current fiscal year was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

Date: May 1, 2014	/s/ Kenneth B. Rollin
Kenneth B. Rollin
Executive Vice President